UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 11, 2016

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) took the following actions, effective on that date: (a) increased the size of the Board by one member; and (b) to fill the vacancy created by the increase in the size of the Board, elected Patricia K. Wagner, 53, to serve as a Class I Director for a term expiring at the Company’s Annual Meeting of Shareholders in 2017.

Ms. Wagner has been employed by Sempra Energy, a Fortune 500 energy services holding company, since 1995 and has served as president and chief executive officer of Sempra U.S. Gas & Power, a subsidiary of Sempra Energy, since 2014. Sempra U.S. Gas & Power, a leading developer and generator of renewable energy and natural gas solutions and operator of power plants, natural gas storage facilities, pipelines and distribution utilities, had 2014 reported revenues of approximately $1 billion. Prior to 2014, Ms. Wagner served in several leadership positions for the Sempra Energy family of companies. Prior to joining Sempra Energy, Ms. Wagner was employed by Fluor Daniel, McGaw Laboratories and Allergan Pharmaceuticals. Ms. Wagner will serve on the Audit Committee of the Board.

There is no arrangement or understanding between Ms. Wagner and any other person pursuant to which Ms. Wagner was elected as a director. For her service as a non-employee member of the Board, Ms. Wagner will participate in the non-employee director compensation arrangements in effect during her period of service. The arrangements currently in effect are described under the heading “Non-Employee Director Compensation” in the Company’s proxy statement delivered in connection with its 2015 Annual Meeting of Shareholders (the “Annual Meeting”), as filed with the Securities and Exchange Commission on May 12, 2015. On January 13, 2016, in connection with Ms. Wagner’s election to the Board, Ms. Wagner received a time-based restricted stock award of 1,039 shares of the Company’s common stock, which vests in three equal annual installments on the first three anniversaries of the date of grant. The closing price of the Company’s common stock on the NASDAQ Global Select Market on January 13, 2016, the date of grant, was $38.49. There are no related person transactions involving Ms. Wagner that are reportable under Item 404(a) of Regulation S-K. Ms. Wagner does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

A copy of the press release announcing Ms. Wagner’s election is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On January 13, 2016, the Company announced that its Board of Directors had increased its share repurchase authorization by 1,000,000 to bring the total available share repurchase program to approximately 1.4 million shares. A copy of the press release announcing the increase in share repurchase authorization is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Apogee Enterprises, Inc. dated January 12, 2016.

99.2	Press Release issued by Apogee Enterprises, Inc. dated January 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon General Counsel and Secretary

Date: January 15, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Apogee Enterprises, Inc. dated January 12, 2016.

99.2	Press Release issued by Apogee Enterprises, Inc. dated January 13, 2016.

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